

                                                                 Exhibit (99)(a)
                         PRO FORMA FINANCIAL INFORMATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                  FUNC, CoreStates, Signet, Wheat and Covenant

                               September 30, 1997

                                   (Unaudited)


The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of FUNC, CoreStates, Signet, Wheat and Covenant assuming the companies had been combined as of September 30, 1997, on a pooling of interests accounting basis with respect to the CoreStates, Signet, and Wheat Acquisitions, and on a purchase accounting basis with respect to the Covenant Acquisition.




                                                                                                          Pro Forma
(In millions)                                  FUNC       CoreStates        Signet          Wheat        Adjustments
------------------------------------------------------------------------------------------------------------------------

ASSETS

Cash and due from banks                        $    6,200       3,166           462             34                 -
Interest-bearing bank balances                        200       3,044             4              -                 -
Federal funds sold and securities
  purchased under resale agreements                 6,011         139           887             77                 -
--------------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents            12,411       6,349         1,353            111                 -
--------------------------------------------------------------------------------------------------------------------------
Trading account assets                              7,548         327           277            180                 -
Securities available for sale                      16,690       2,211         2,233              6                 -
Investment securities                               2,268       1,413            -               -                 -
Loans, net of unearned income                      94,904      35,085         6,522              -                 -
  Allowance for loan losses                        (1,370)       (679)         (126)             -                 -
--------------------------------------------------------------------------------------------------------------------------
        Loans, net                                 93,534      34,406         6,396              -                 -
--------------------------------------------------------------------------------------------------------------------------
Premises and equipment                              4,056         627           172             66                 -
Due from customers on acceptances                     837         791            -               -                 -
Other intangible assets                             2,701         287            31              -                 -
Other assets                                        3,859       1,180           809            810                 -
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
        Total                                  $  143,904      47,591        11,271          1,173                 -
--------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                     18,963       8,942         1,771              -                 -
  Interest-bearing deposits                        72,727      24,799         5,941              -                 -
--------------------------------------------------------------------------------------------------------------------------
        Total deposits                             91,690      33,741         7,712              -                 -
Short-term borrowings                              27,623       4,239         1,922            271                 -
Bank acceptances outstanding                          837         789           -                -                 -
Other liabilities                                   4,225       1,925           297            651                 -
Long-term debt                                      7,819       3,784           350             86                 -
--------------------------------------------------------------------------------------------------------------------------
        Total liabilities                         132,194      44,478        10,281          1,008                 -
--------------------------------------------------------------------------------------------------------------------------

Guaranteed preferred beneficial interests
  in Corporation's junior subordinated
  deferrable interest debentures                      990          -            -              -                   -
--------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock                                        -           -             -               3                 (3)
Common stock                                        1,894         224           305             17                779
Paid-in capital                                       999       1,253           216             21               (985)
Retained earnings                                   7,681       2,955           435            124             (1,145)
Unrealized gain (loss) on debt and
  equity securities, net                              146          35            34             -                  -
Treasury stock                                         -       (1,302)            -             -               1,302
Unallocated shares held by ESOP                        -          (52)            -             -                  52
--------------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                 10,720       3,113           990            165                 -
--------------------------------------------------------------------------------------------------------------------------
        Total                                  $  143,904      47,591        11,271          1,173                 -
--------------------------------------------------------------------------------------------------------------------------






                                          Pro Forma                           Pro Forma        Pro Forma
(In millions)                               Combined          Covenant       Adjustments         Combined
---------------------------------------------------------------------------------------------------------------

ASSETS

Cash and due from banks                         9,862                16               (87)           9,791
Interest-bearing bank balances                  3,248                 -                 -            3,248
Federal funds sold and securities
  purchased under resale agreements             7,114                 -                 -            7,114
-----------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents        20,224                16               (87)          20,153
-----------------------------------------------------------------------------------------------------------
Trading account assets                          8,332                                   -            8,332
Securities available for sale                  21,140               120                 -           21,260
Investment securities                           3,681                11                 -            3,692
Loans, net of unearned income                 136,511               258                 -          136,769
  Allowance for loan losses                    (2,175)               (3)                -           (2,178)
-----------------------------------------------------------------------------------------------------------
        Loans, net                            134,336               255                 -          134,591
-----------------------------------------------------------------------------------------------------------
Premises and equipment                          4,921                 9                 -            4,930
Due from customers on acceptances               1,628                 -                 -            1,628
Other intangible assets                         3,019                 -                55            3,074
Other assets                                    6,658                 9                 -            6,667
------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
        Total                                 203,939               420               (32)         204,327
-----------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                 29,676                48                 -           29,724
  Interest-bearing deposits                   103,467               256                 -          103,723
-----------------------------------------------------------------------------------------------------------
        Total deposits                        133,143               304                 -          133,447
Short-term borrowings                          34,055                64                 -           34,119
Bank acceptances outstanding                    1,626                 -                 -            1,626
Other liabilities                               7,098                 5                 -            7,103
Long-term debt                                 12,039                15                 -           12,054
-----------------------------------------------------------------------------------------------------------
        Total liabilities                     187,961               388                 -          188,349
-----------------------------------------------------------------------------------------------------------

Guaranteed preferred beneficial interests
  in Corporation's junior subordinated
  deferrable interest debentures                  990                 -                 -              990
-----------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock                                      -                8                (8)                -
Common stock                                    3,219                15               (15)           3,219
Paid-in capital                                 1,504                12               (12)           1,504
Retained earnings                              10,050                (3)                3           10,050
Unrealized gain (loss) on debt and
  equity securities, net                          215                 -                 -              215
Treasury stock                                       -                -                 -                 -
Unallocated shares held by ESOP                      -                -                 -                 -
-----------------------------------------------------------------------------------------------------------
        Total stockholders' equity             14,988                32               (32)          14,988
-----------------------------------------------------------------------------------------------------------
        Total                                 203,939               420               (32)         204,327
-----------------------------------------------------------------------------------------------------------

See accompanying notes to pro forma financial information.




                         PRO FORMA FINANCIAL INFORMATION

                   PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

                  FUNC, CoreStates, Signet, Wheat and Covenant

                               September 30, 1997

                                   (Unaudited)


  The following unaudited pro forma combined condensed statements of income present the combined statements of income of FUNC, CoreStates, Signet, Wheat and Covenant assuming the companies had been combined for each period presented on a pooling of interests accounting basis with respect to the CoreStates, Signet, and Wheat Acquisitions, and on a purchase accounting basis with respect to the Covenant Acquisition (for the nine months ended September 30, 1997, and the year ended December 31, 1996, only). Such information for Wheat for the 12-month periods ended March 31 has been added to comparable information related to FUNC, CoreStates, Signet and Covenant for the preceding 12-month periods ended
December 31, as appropriate.


                                                                                                       Nine Months Ended
                                                                                                           September 30,
                                                                               -----------------------------------------
(In millions, except per share data)                                                        1997                   1996
-------------------------------------------------------------------------------------------------     ------------------

CONSOLIDATED SUMMARIES OF INCOME

Interest income                                                            $              10,789                 10,308
Interest expense                                                                           4,839                  4,591
                                                                               ------------------     ------------------
Net interest income                                                                        5,950                  5,717
Provision for loan losses                                                                    658                    488
Net interest income after provision for
                                                                               ------------------     ------------------
  loan losses                                                                              5,292                  5,229
Securities available for sale transactions                                                   101                    142
Investment security transactions                                                               3                      3
Noninterest income                                                                         3,438                  2,715
Merger-related restructuring charges                                                           -                    130
SAIF special assessment                                                                        -                    147
Noninterest expense                                                                        5,497                  5,299
                                                                               ------------------     ------------------
Income before income taxes                                                                 3,337                  2,513
Income taxes                                                                               1,173                    905
                                                                               ------------------     ------------------
Net income                                                                                 2,164                  1,608
Dividends on preferred stock                                                                   -                      8
                                                                               ------------------     ------------------
Net income applicable to common
  stockholders before redemption premium                                                   2,164                  1,600
Redemption premium on preferred stock                                                          -                      -
                                                                               ------------------     ------------------
Net income applicable to common
  stockholders after redemption premium                                    $               2,164                  1,600
                                                                               ------------------     ------------------

PER COMMON SHARE DATA
Net income before redemption premium                                       $                   2.22                   1.61
Net income after redemption premium                                        $                   2.22                   1.61
Average common shares outstanding (In thousands)                                            973,263                990,901

FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium                                       $                   2.60                   1.85
Net income after redemption premium                                        $                   2.60                   1.85
Average common shares outstanding (In thousands)                                            562,534                557,968








                                                           ---------------------------------------------------------
(In millions, except per share data)                          1997/1996            1996/1995            1995/1994
---------------------------------------------------------- ------------   ------------------   ------------------

CONSOLIDATED SUMMARIES OF INCOME

Interest income                                                 13,831               13,068               11,086
Interest expense                                                 6,187                5,752                4,052
                                                           ------------   ------------------   ------------------
Net interest income                                              7,644                7,316                7,034
Provision for loan losses                                          679                  402                  472
Net interest income after provision for
                                                           ------------   ------------------   ------------------
  loan losses                                                    6,965                6,914                6,562
Securities available for sale transactions                         184                  156                   97
Investment security transactions                                     4                    6                    4
Noninterest income                                               3,794                3,269                3,115
Merger-related restructuring charges                               422                  139                  107
SAIF special assessment                                            148                    -                    -
Noninterest expense                                              6,802                6,750                6,673
                                                           ------------   ------------------   ------------------
Income before income taxes                                       3,575                3,456                2,998
Income taxes                                                     1,278                1,232                1,018
                                                           ------------   ------------------   ------------------
Net income                                                       2,297                2,224                1,980
Dividends on preferred stock                                        10                   26                   46
                                                           ------------   ------------------   ------------------
Net income applicable to common
  stockholders before redemption premium                         2,287                2,198                1,934
Redemption premium on preferred stock                               -                     -                   41
                                                           ------------   ------------------   ------------------
Net income applicable to common
  stockholders after redemption premium                          2,287                2,198                1,893
                                                           ------------   ------------------   ------------------

PER COMMON SHARE DATA
Net income before redemption premium                              2.31                 2.21                 1.93
Net income after redemption premium                               2.31                 2.21                 1.89
Average common shares outstanding (In thousands)               989,106              993,504            1,003,740

FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium                              2.67                 2.52                 2.36
Net income after redemption premium                               2.67                 2.52                 2.29
Average common shares outstanding (In thousands)               557,624              557,354              563,325





                                                                                       Twelve Months Ended
                                                               ---------------------------------------------
(In millions, except per share data)                                    1994/1993            1993/1992
---------------------------------------------------            ------------------   ------------------

CONSOLIDATED SUMMARIES OF INCOME

Interest income                                                           10,335               10,480
Interest expense                                                           3,660                4,477
                                                               ------------------   ------------------
Net interest income                                                        6,675                6,003
Provision for loan losses                                                    606                  972
Net interest income after provision for
                                                               ------------------   ------------------
  loan losses                                                              6,069                5,031
Securities available for sale transactions                                   111                  129
Investment security transactions                                               7                  (21)
Noninterest income                                                         2,987                2,708
Merger-related restructuring charges                                           -                    -
SAIF special assessment                                                        -                    -
Noninterest expense                                                        6,324                6,190
                                                               ------------------   ------------------
Income before income taxes                                                 2,850                1,657
Income taxes                                                                 916                  511
                                                               ------------------   ------------------
Net income                                                                 1,934                1,146
Dividends on preferred stock                                                  46                   53
                                                               ------------------   ------------------
Net income applicable to common
  stockholders before redemption premium                                   1,888                1,093
Redemption premium on preferred stock                                         -                     -
                                                               ------------------   ------------------
Net income applicable to common
  stockholders after redemption premium                                    1,888                1,093
                                                               ------------------   ------------------

PER COMMON SHARE DATA
Net income before redemption premium                                        1.91                 1.17
Net income after redemption premium                                         1.91                 1.17
Average common shares outstanding (In thousands)                         988,055              933,400

FUNC HISTORICAL PER COMMON SHARE DATA
Net income before redemption premium                                        2.15                 1.26
Net income after redemption premium                                         2.15                 1.26
Average common shares outstanding (In thousands)                         544,876              510,768


See accompanying notes to pro forma financial information.

                NOTES TO PRO FORMA FINANCIAL INFORMATION

(1) The unaudited pro forma information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Acquisitions been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Consummation of each Acquisition is not contingent upon consummation of any other such Acquisitions. Pro forma financial information with respect to the CoreStates, Signet and Wheat Acquisitions assumes such Acquisitions were consummated as of the beginning of each period presented. Such information for Wheat for the 12-month periods ended March 31 has been added to comparable information related to FUNC, CoreStates and Signet for the preceding 12-month periods ended December 31, as appropriate. Pro forma financial information for the Covenant Acquisition is included only for the nine months ended September 30, 1997, and the year ended December 31, 1996.

(2) It is assumed that the CoreStates Acquisition will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.62 shares of FUNC common stock for each of the 197,597,000 shares of CoreStates common stock which were outstanding at September 30, 1997. The 1.62 exchange ratio is subject to possible adjustment under certain circumstances.

As a result, information was adjusted for the CoreStates Acquisition by the (i) addition of 320,107,000 shares of FUNC common stock amounting to $1.1 billion (excluding an estimated 4.9 million shares of CoreStates common stock that CoreStates expects to issue in order to qualify the CoreStates Acquisition as a pooling of interests); (ii) elimination of 197,597,000 shares of outstanding CoreStates common stock amounting to $198 million; (iii) elimination of the cost of CoreStates treasury stock of $1.3 billion; (iv) elimination of the cost of unallocated shares held by the CoreStates ESOP of $52 million; and (v) recordation of the remaining amount of $1.1 billion as a reduction of paid-in capital at September 30, 1997.

As of September 30, 1997, FUNC and CoreStates had 50,530,000 and 16,915,000 shares of common stock reserved for issuance primarily for stock option plans, respectively, (excluding, as to FUNC, shares reserved for issuance in connection with the Acquisitions, or upon exercise of the rights attached to FUNC common stock), which are not included in the unaudited pro forma financial information presented herein.

For the nine months ended September 30, 1997, CoreStates had net income applicable to common stockholders of $597 million.

In 1993, CoreStates changed its method of accounting for postemployment benefits, and in 1992 CoreStates changed its method of accounting for post-retirement benefits. As a result, CoreStates reported an additional expense as a cumulative effect of a change in accounting principle, net of tax of $16 million in 1993 and $108 million in 1992. Such amounts have been included in noninterest expense in 1993 and 1992, respectively, in the pro forma financial information presented herein.

(3) The Signet Acquisition will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.10 shares of FUNC common stock for each of the 60,944,000 shares of Signet common stock which were outstanding at September 30, 1997.

As a result, information was adjusted for the Signet Acquisition by the (i) addition of 67,038,000 shares of FUNC common stock amounting to $223 million;
(ii) elimination of 60,944,000 shares of Signet common stock amounting to $305 million; and (iii) recordation of the remaining amount of $82 million as an increase to paid-in capital at September 30, 1997.

As of September 30, 1997, FUNC and Signet had 50,530,000 and 3,501,000 shares of common stock reserved for issuance primarily for stock option plans, respectively, (excluding, as to FUNC, shares reserved for issuance in connection with the Acquisitions, or upon exercise of the rights attached to FUNC common stock and, as to Signet, shares reserved for issuance upon exercise of the rights attached to shares of Signet common stock), which are not included in the unaudited pro forma financial information presented herein.

For the nine months ended September 30, 1997, Signet had net income applicable to common stockholders of $73 million.

(4) It is assumed that the Wheat Acquisition will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.1621 shares of FUNC common stock for each of the 209,000 shares of Wheat preferred stock and 8,599,000 shares of Wheat common stock which were outstanding at September 30, 1997. The 1.1621 exchange ratio is subject to possible adjustment under certain circumstances.

As a result, information was adjusted for the Wheat Acquisition by the (i) addition of 10,267,000 shares of FUNC common stock amounting to $35 million;
(ii) elimination of 209,000 shares of Wheat preferred stock amounting to $3 million; (iii) elimination of 8,599,000 shares of Wheat common stock amounting to $17 million; and (iv) recordation of the remaining amount of $15 million as a reduction of paid-in capital at September 30, 1997.

As of September 30, 1997, FUNC had 50,530,000, and Wheat had no shares of common stock reserved for issuance primarily for stock option plans (excluding, as to FUNC, shares reserved for issuance in connection with the Acquisitions, or upon exercise of the rights attached to FUNC common stock), which are not included in the unaudited pro forma financial information presented herein.

For the nine months ended September 30, 1997, Wheat had net income applicable to common stockholders of $33 million, which includes $9 million related to Wheat's results of operations in the fourth quarter ended March 31, 1997.

(5) The Covenant Acquisition will be accounted for on a purchase accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, (i) an exchange ratio of (a) 1.516 shares of FUNC common stock for each of the 138,000 shares of Covenant series A preferred stock which were outstanding at September 30, 1997, (b) an exchange ratio of 1.2 shares of FUNC common stock for each of the 162,000 shares of Covenant series B preferred stock which were outstanding at September 30, 1997, (c) an exchange ratio of .3813 shares of FUNC common stock for each of the 3,057,000 shares of Covenant common stock which were outstanding at September 30, 1997, and (d) the resulting issuance of 1,743,000 shares of FUNC common stock; (ii) the repurchase of such aggregate shares of FUNC common stock in the open market at a cost of $87 million; and (iii) an increase in goodwill and deposit base premium of $49 million and $6 million, respectively.

Additionally, the pro forma adjustments related to the unaudited pro forma combined condensed statements of income with respect to the Covenant Acquisition reflect a (i) 5.51 percent and 5.27 percent cost of funds for the nine months ended September 30, 1997, and for the year ended December 31, 1996, respectively; (ii) ten-year sum-of-the-digits years' method related to deposit base premium; and (iii) 25-year straight- line life related to goodwill.

As a result, for the nine months ended September 30, 1997, and the year ended December 31, 1996, these adjustments amounted to (i) an increase in noninterest expense of $2 million and $10 million, respectively; and (ii) reductions in (a) interest income of $2 million and $4 million, respectively,
(b) income taxes of $1 million and $5 million, respectively, and (c) net income applicable to common stockholders of $3 million and $9 million, respectively.

(6) In the second quarter of 1997, FUNC acquired the Bank of Boca Raton with assets of $29 million, net loans of $15 million and deposits of $27 million for $2 million in cash. This purchase accounting acquisition has been reflected in the pro forma financial information only from the date of consummation.

From January 1, 1997, through September 30, 1997, FUNC has purchased 24 million shares of FUNC common stock in the open market at a cost of $1.0 billion, of which 1.65 million shares relate to the Covenant Acquisition as noted above.

The historical financial statements of FUNC will be restated for the CoreStates Acquisition for all periods presented and for the Signet Acquisition only for periods beginning January 1, 1995, and thereafter. Such statements will not be restated for the Wheat Acquisition or the Covenant Acquisition.

(7) Income per share data has been computed based on the combined historical net income applicable to common stockholders of FUNC and the Acquisitions using the historical weighted average shares outstanding of FUNC common stock and the weighted average outstanding shares, adjusted to equivalent shares of FUNC common stock, as of the earliest applicable period presented, as appropriate.

(8) Certain insignificant reclassifications have been included herein to conform to statement presentations. Transactions conducted in the ordinary course of business between FUNC, CoreStates, Signet, Wheat and Covenant are immaterial, and accordingly, have not been eliminated.

(9) The unaudited pro forma financial information does not include any material merger-related expenses or any material expenses related to the Acquisitions. FUNC currently estimates after-tax restructuring and merger-related charges of approximately (i) $135 million related to the Signet Acquisition, or $0.42 per share of FUNC common stock, expected to be taken in the fourth quarter of 1997; and (ii) $795 million related to the CoreStates Acquisition, or $0.81 per share of FUNC common stock, expected to be taken in the second quarter of 1998. In addition, FUNC expects to incur an estimated $75 million in after-tax restructuring and merger-related expenses in the 12-month period following the CoreStates Acquisition.

(10) FUNC expects to realize significant revenue enhancements and cost savings from the Acquisitions. The pro forma financial information, which does not reflect any revenue enhancements, direct costs or potential savings from the consolidation of operations of FUNC and the Acquisitions, is not indicative of the results of future operations. No assurance can be given with respect to the ultimate level of such revenue enhancements or cost savings. As indicated by the foregoing unaudited pro forma financial information and based solely on the foregoing assumptions, consummation of the Acquisitions would have diluted FUNC's historical net income per common share for the nine months ended September 30, 1997, and the year ended December 31, 1996, by 15 percent and 13 percent, respectively.